EXHIBIT 4.1

                         Jones Apparel Group, Inc.

                     Jones Apparel Group Holdings, Inc.

                       Jones Apparel Group USA, Inc.

                            Nine West Group Inc.

                Debt Securities, Preferred and Common Stock

                           Underwriting Agreement

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Ladies and Gentlemen:

          Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company") proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in a schedule to the Terms Agreement (as defined in Article 2 below) (the "Underwriters") from time to time certain of its preferred stock or common stock (the "Offered Equity Securities"). The Company, Jones Apparel Group USA, Inc., a Pennsylvania corporation ("Jones USA"), Jones Apparel Group Holdings, Inc., a Delaware corporation ("Jones Holdings") and Nine West Group Inc., a Delaware corporation ("Nine West" and, together with the Company, Jones USA and Jones Holdings, the "Issuers") propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters from time to time certain of their debt securities (the "Offered Debt Securities" and, together with the Offered Equity Securities, the "Offered Securities"). The representatives of the Underwriters, if any, specified in a Terms Agreement are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement, shall mean the Underwriters. If the Offered Securities are debt securities: The Offered Securities will be issued under an indenture, dated as of _________, ____ (the "Indenture"), between the Issuers and a trustee as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. If the Offered Securities are preferred stock: The Offered Securities may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms. Particular series or offerings of Offered Securities will be sold pursuant to a Terms Agreement, for resale in accordance with terms of offering determined at the time of sale.

          1. As of the date of each Terms Agreement, the Company represents and warrants to, and agrees, or, in the case of Offered Debt Securities, the Issuers, jointly and severally, represent and warrant to, and agree with, each Underwriter that:

                  (a) A registration statement on Form S-3 relating to the Offered Securities has been filed with the Securities and Exchange Commission (the "Commission") and has become effective; and no stop order suspending the effectiveness of the initial registration statement, any post-effective amendment thereto or Rule 462(b) registration statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. Such registration statement, as amended at the time of any Terms Agreement, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented and amended as contemplated by Section 2 to reflect the terms of the Offered Securities (if they are debt securities or preferred stock) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus";

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                  (b) No order preventing or suspending the use of any
         preliminary Prospectus has been issued by the Commission, and each preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder ("Rules and Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company, or, in the case of Offered Debt Securities, any Issuer, by an Underwriter expressly for use therein;

                  (c) The Registration Statement conforms and on the date of each Terms Agreement will conform, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable date as to the Prospectus and any amendment or supplement thereto and as of the date of each Terms Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company, or, in the case of Offered Debt Securities, any Issuer, by an Underwriter expressly for use therein;

                  (d) The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect");

                  (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the capital stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Prospectus;

                  (f) If the Offered Securities are debt securities: The Offered Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided pursuant to the Terms Agreement, will be duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuers and will be entitled to the benefits provided by the Indenture under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and, when executed and delivered by the Issuers and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability

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         relating to or affecting creditor's rights and to general equity principles; and the Offered Securities and the Indenture will conform to the description thereof in the Registration Statement and the Prospectus;

                  (g) If the Offered Securities are common stock or are convertible into common stock: The Offered Securities to be issued and sold by the Company to the Underwriters pursuant to the Terms Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassess able and will conform to the description of the common stock contained in the Prospectus; and, except as described in the Prospectus, the shareholders of the Company have no preemptive rights with respect to the Offered Securities;

                  (h) If the Offered Securities are preferred stock: The Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and, except as described in the Prospectus, the shareholders of the Company have no preemptive rights with respect to the Offered Securities;

                  (i) If the Offered Securities are convertible: When the Offered Securities are delivered and paid for pursuant to the Terms Agreement at the Time of Delivery, such Offered Securities will be convertible into common stock of the Company in accordance with their terms (if the Offered Securities are preferred stock) or the Indenture (if the Offered Securities are debt securities); the shares of common stock initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and, except as described in the Prospectus, the shareholders of the Company have no preemptive rights with respect to the common stock;

                  (j) The execution, delivery and performance of [If the Offered Securities are debt securities: the Indenture] [If the Offered Securities are preferred stock: the statement with respect to shares (the "Statement with Respect to Shares")] and the Terms Agreement and the issuance and sale of the Offered Securities and compliance by the Company, or, in the case of Offered Debt Securities, the Issuers, with all of the provisions thereof will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or the lapse of time or both) constitute a default under, (A) any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the provisions of the charter, by-laws or other constitutive documents of the Company or any of its subsidiaries or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except in the cases of clause (A) or (C), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Securities or the consummation by the Company, or, in the case of Offered Debt Securities, the Issuers, of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), except (A) the registration under the Act of the Offered Securities and (B) such consents, approvals, authorizations, registrations or qualifications as (1) may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),

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         the Trust Indenture Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, (2) may have already been obtained or made and (3) the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect;

                  (k) Neither the Company nor any of its subsidiaries is
         (A) in violation of its articles or by-laws, (B) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound, which is material to the Company and its subsidiaries taken as a whole, or to which any of its properties or assets is subject or (C) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for, in the cases of clause (B) or (C), such defaults, violations or failures to obtain that in the aggregate would not have a Material Adverse Effect;

                  (l) The statements set forth in the Prospectus under the caption "Description of the [Debt Securities/Capital Stock]", insofar as they purport to constitute a summary of the terms of the Offered Securities, under the caption "Certain United States Federal Income Tax Considerations" and under the caption "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

                  (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (n) The Company, or, in the case of Offered Debt Securities, each Issuer is not and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (o) BDO Seidman, LLP, who have certified certain financial statements of the Company and its subsidiaries are independent certified public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (p) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person (other than as described in the Terms Agreement) granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company or its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or the Prospectus or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Act;

                  (q) This Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company, or, in the case of Offered Debt Securities, by the Issuers, and, assuming due authorization, execution and delivery by the Underwriters, constitute the valid and binding

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         agreement of the Company, or, in the case of Offered Debt
         Securities, the Issuers, enforceable against the Company, or, in the case of Offered Debt Securities, the Issuers, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law);

                  (r) If the Offered Securities are common stock or are convertible into common stock: Except as described in the Prospectus, the Company has not sold or issued any shares of common stock during the six-month period preceding the date of the Terms Agreement, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act other than shares issued pursuant to employee benefit plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

                  (s) The consolidated historical and pro forma financial statements, together with the related notes thereto filed as part of the Registration Statement or included in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act applicable to registration statements on Form S-3 under the Act. Such historical financial statements fairly present the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and in good faith and present fairly the pro forma position, results of operations and the other information purported to be shown therein at the respective dates or the respective periods therein specified. The other financial and statistical information and data filed as part of the Registration Statement or included in the Prospectus, historical and pro forma, are, in all material respects, fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

                  (t) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits which are material to the Company and its subsidiaries, taken as a whole, issued by, and have made all declarations and filings with, the appropriate Federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their properties or the conduct of their businesses as they will be described in the Prospectus, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course; and

                  (u) The Company and each of its subsidiaries owns or possesses, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their businesses, except where the failure to own, possess or acquire the same would not, singularly or in the aggregate, have a Material Adverse Effect; and the conduct of their businesses will not conflict in any material respect with, and neither the Company nor any of its subsidiaries has received any notice of any claim (other than such claims as would not reasonably be expected to have a Material Adverse Effect) of conflict with, any such rights of others.

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          2. Purchase and Offering of Offered Securities.

          The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines, or, in the case of Offered Debt Securities, the Issuers determine, to sell the Offered Securities. The Terms Agreement may also amend, modify or supplement this Agreement as provided therein. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of Offered Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are debt securities or preferred stock) the terms of the Offered Securities not already specified (in the Indenture, in the case of Offered Securities that are debt securities), including, but not limited to, interest rate (if debt securities), dividend rate (if preferred stock), maturity (if debt securities), any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company, or, in the case of Offered Debt Securities, the Issuers, agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Time of Delivery") the place of delivery and payment and any details of the terms of offering that should be reflected in the Prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Exchange Act, the Time of Delivery (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

          If the Offered Securities are debt securities and the Terms Agreement specifies "Book- Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Issuers will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters (if the Terms Agreement specifies that the Offered Securities will not trade in DTC's Same Day Funds Settlement System) by certified or official bank check or checks in New York Clearing House (next day) funds or (if the Terms Agreement specifies that the Offered Securities will trade in DTC's Same Day Funds Settlement System) in Federal (same day) funds by wire transfer to an account in New York previously designated to the Lead Underwriter by the Issuers at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Issuers at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

          3. The Company agrees, or, in the case of Offered Debt
Securities, the Issuers, jointly and severally, agree, with each of the
Underwriters:

          (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Terms Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the

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Representatives with copies thereof; to advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Offered
Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Securities, provided that in connection therewith the Company, or, in the case of Offered Debt Securities, any Issuer, shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Prior to Noon, New York City time, on the New York Business Day next succeeding the date of the Terms Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of the Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act [For debt securities: or the Trust Indenture Act, or] to notify the Representatives and upon the request of the Representatives to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver the Prospectus in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the date of the Terms Agreement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning at the time of the execution of the Terms Agreement and ending the number of days after the Time of Delivery specified under "Blackout" in the Terms Agreement, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the Terms Agreement any securities of the Company, or, in the case of Offered Debt Securities, the Issuers, that are substantially similar to the Offered Securities including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, any such substantially similar securities (other than (i) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and (ii) shares of common stock issuable in connection with the acquisition of Sun Apparel, Inc.), without your prior written consent;

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                                                                          8

          (f) To cause each of the persons listed on a schedule to the Term Agreement to enter into a lock-up agreement with the Underwriters, in form and substance satisfactory to the Underwriters, providing that, during the period beginning at the time of execution of the Terms Agreement and ending the number of days after the Time of Delivery specified under "Blackout" in the Terms Agreement, such person will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the Terms Agreement, any securities of the Company, or, in the case of Offered Debt Securities, the Issuers, that are substantially similar to the Offered Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, the Offered Securities or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the Terms Agreement), without the prior written consent of the Underwriters;

          (g) During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives upon written request copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives upon written request as soon as they are available, (A) copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Offered Securities or any class of securities of the Company is listed [For debt securities: and (B) the documents specified in the Indenture as in effect at the Time of Delivery];

          (h) To use the net proceeds received by it from the sale of the Offered Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (i) If Offered Securities are common stock: To use its best efforts to list for quotation the Offered Securities on the New York Stock Exchange ("NYSE"); and

          (j) If the Company, or, in the case of Offered Debt Securities, each Issuer, elects to rely upon Rule 462(b), the Company, or, in the case of Offered Debt Securities, the Issuers, shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          4. The Company, or, in the case of Offered Debt Securities, each Issuer, covenants and agrees with the several Underwriters that the Company, or, in the case of Offered Debt Securities, the Issuers, will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's, or, in the case of Offered Debt Securities, the Issuers', counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Terms Agreement, [If the Offered Securities are debt securities: the Indenture,] closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws as provided in Section 3 hereof, including the fees and disbursements of counsel for the Underwriters (not in excess, in the aggregate, of an amount specified in the Terms Agreement) in connection with such qualification; (iv) any fees charged by securities rating services for rating the Offered Securities] [If the Offered Securities are common stock: (v) all fees and expenses in connection with listing the Offered Securities on the NYSE]; (vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Offered Securities; (vii) the cost of preparing certificates evidencing the Offered Securities; (viii) the fees and expenses [If the Offered Securities are debt securities: of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Offered Securities] [If the Offered Securities are common stock: any transfer agent or registrar]; and (ix) all other costs and expenses incident to the performance of its obligations hereunder and under the Terms Agreement which are not otherwise specifically provided for in this Section. It is understood, however, except as provided in this Section, and Sections 6 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

          5. Conditions of the Obligations of the Underwriters.

          The respective obligations of the Underwriters hereunder and under the Terms Agreement as to the Offered Securities to be delivered at each Time of Delivery, shall be subject, in the sole discretion of the Representatives, to the condition that all representations and warranties of the Company, or, in the case of Offered Debt Securities, the Issuers, herein are, at and as of the Time of Delivery, true and correct, the condition that the Company, or, in the case of Offered Debt Securities, the Issuers, shall have performed all of its or their obligations hereunder and under the Terms Agreement theretofore to be performed and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has, or, in the case of Offered Debt Securities, the Issuers have, elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives as the case may be;

          (b) _________, counsel for the Underwriters, shall have furnished to the Representatives, such written opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (i), (ii) and
(iii) and the paragraph following clause (vii) of subsection (c) below, paragraph (i) of subsection (d) below, and paragraph (i) of subsection (e) below as well as such other related matters as the Representatives, as the case may be, may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Cravath, Swaine & Moore, as special New York counsel for the Company, or, in the case of Offered Debt Securities, the Issuers, shall have furnished to the Representatives, as the case may be, their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

                 (i) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the sub-paragraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                (ii) If the Offered Securities are debt securities:
         Assuming that the Indenture has been duly and validly authorized, executed and delivered by the Issuers and, assuming due authorization, execution and delivery by the Trustee, the Indenture constitutes the valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law); and the Indenture has been duly qualified under the Trust Indenture Act;

               (iii) If the Offered Securities are debt securities:
         Assuming that the Offered Securities have been duly and validly authorized by the Issuers and when duly executed by the Issuers in accordance with the terms of the Indenture and, assuming due authentication of the Offered Securities by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms of the Terms Agreement, the Offered Securities will have been validly issued and delivered, and will constitute valid and binding obligations of the Issuers entitled to the benefits of the respective Indenture and enforceable against the Issuers in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law);

                (iv) No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority or regulatory body is required for the consummation of the transactions contemplated by this Agreement or the Terms Agreement, except such as have been obtained under the Act or the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters;

                 (v) None of the issue and sale of the Offered Securities, the consummation of any other of the transactions contemplated by this Agreement or the Terms Agreement or the performance of the terms of this Agreement or the Terms Agreement (i) will conflict with, result in a breach of, or constitute a default under, the articles or by-laws of the Company or any of its subsidiaries, or the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound and listed as an exhibit to the Company's most recent Annual Report on Form 10-K or any subsequent Commission filings, except as would not have a Material Adverse Effect or (ii) will contravene in any material respect any law, rule or regulation of the United States or the State of New York or the General Corporation Law of the State of Delaware, or, to our knowledge, any order or decree of any court or government agency or instrumentality. In connection with the foregoing, we point out that certain of the agreements referred to in clause (i) above are or may be governed by laws other than the laws of the State of New York. For purposes of the opinion expressed in this paragraph, however, we have assumed that all such agreements are governed by and would be interpreted in accordance with the laws of the State of New York;

                (vi) The statements made in the Prospectus under the caption "Description of Debt Securities", insofar as they purport to constitute summaries of the terms of the debt securities and under the caption "Certain United States Federal Income Tax Considerations," insofar as they purport to describe the material tax consequences of an investment in the Offered Securities, fairly summarize the matters therein described;

               (vii) The Company, or, in the case of Offered Debt Securities, each Issuer, is not and, upon sale of the Offered Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company, or, in the case of Offered Debt Securities, the Issuers, of such sale as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act.

          In addition, such counsel shall also state that such counsel has participated in conferences with certain officers of, and with the accountants and counsel for the Company, or, in the case of Offered Debt Securities, the Issuers, and with certain representatives of, and counsel for, the Underwriters, concerning the preparation of the Registration Statement and the Prospectus and that although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement and Prospectus, the limitations inherent in the role of outside counsel are such that such counsel cannot and does not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and Prospectus, except insofar as such statements relate to such counsel and except to the extent set forth in clause (vi) above. Subject to the foregoing, such counsel shall advise you that its work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Registration Statement at the time the Registration Statement was last amended or deemed to be amended or the Prospectus, as of its date or as of the Time of Delivery (in each case except for the financial statements and other information of a statistical, accounting or financial nature included or incorporated by reference therein, [If the Offered Securities are debt securities: and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement,] as to which we do not express any view), was not appropriately responsive in all material respects to the requirements of the Act [If the Offered Securities are debt securities: and the Trust Indenture Act] and the Rules and Regulations or the Registration Statement, at the time it became effective was last amended or deemed to be amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the Time of Delivery, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein, as to which such counsel does not express any view).

          The opinion of such counsel may be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

          (d) Ira M. Dansky, Esq., general counsel to the Company, shall have furnished to the Representatives, as the case may be, his written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                 (i) Each of Jones Holdings and Nine West has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware (which opinion may be based solely on a certificate of the Secretary of State of Delaware), and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and its subsidiaries is qualified as a foreign corporation to transact business and is in good standing (which opinion may be based solely on a certificate of the Secretary of State of such state) in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, other than jurisdictions where the failure to so qualify would not have a Material Adverse Effect;

                (ii) All of the outstanding shares of capital stock of the Company's direct and indirect subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any material lien, charge, encumbrance, security interest, restriction upon voting or any claim of third parties, except as set forth in the Registration Statement or the Prospectus (including the exhibits thereto);

               (iii) To such counsel's knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency or authority or arbitrator involving the Company or any of its subsidiaries or the business, assets or rights of the Company or any of its subsidiaries (i) that purports to affect the legality, validity or enforceability of this Agreement or the Terms Agreement or (ii) as to which there is a probability of an adverse determination and which, if adversely determined, would be likely in such counsel's judgment to have a Material Adverse Effect on the ability of the Company or any of its subsidiaries to perform their obligations under this Agreement or the Terms Agreement;

                (iv) To the knowledge of such counsel, except as described in the Prospectus there are no contracts, agreements or understandings between the Company or any of its subsidiaries (other than as set forth in the Terms Agreement), and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company, or, in the case of Offered Debt Securities, the Issuers, owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries;

                 (v) To such counsel's knowledge, no authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York governmental authority or regulatory body is required for the consummation of the transactions contemplated by this Agreement or the Terms Agreement, except as required under the Act, [If the Offered Securities are debt securities: the Trust Indenture Act] or the blue sky laws of any jurisdiction or except such as have been obtained;

                (vi) None of the issuance and sale of Offered Securities, the consummation of any other of the transactions contemplated by this Agreement or the Terms Agreement or the performance of the terms hereof or of the Terms Agreement will (i) conflict with, result in a breach of, or constitute a default under (A) the articles or by-laws of the Company or any of its subsidiaries, or
         (B) to such counsel's knowledge, the terms of any indenture or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or bound, except as would not have a Material Adverse Effect, or (ii) contravene in any material respect any law, rule or regulation of the United States or the State of New York or, to such counsel's knowledge, any order or decree of any court or government agency or instrumentality in each case, applicable to the Company or any of its subsidiaries;

               (vii) The Statements made in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute summaries of the terms of the capital stock, fairly summarize the matters therein described;

               (viii) If the Offered Securities are common stock: The Offered Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement and the Terms Agreement, will be validly issued, fully paid and nonassessable; and

               (ix) If Offered Debt Securities: This Agreement and the Terms Agreement have been duly and validly authorized, executed and delivered by Jones Holdings and Nine West.

          The opinion of such counsel may be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

          (e) Schnader Harrison Segal & Lewis, as special Pennsylvania counsel, shall have furnished to the Representatives, as the case may be, their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) The Company and Jones USA (collectively, the "Pennsylvania Issuers") are corporations organized and validly subsisting under the laws of the Commonwealth of Pennsylvania, and have the requisite corporate power and authority to own and hold under lease their property and to conduct their business as currently conducted by the Company and Jones USA;

               (ii) This Agreement and the Terms Agreement has been duly and validly authorized, executed and delivered by the Company [If the Offered Securities are debt securities: the Pennsylvania Issuers];

               (iii) The execution, delivery and performance by the Company [If the Offered Securities are debt securities: the Pennsylvania Issuers] of this Agreement and the Terms Agreement, the issuance, authentication, sale and delivery of the Offered Securities and compliance by the Company [If the Offered Securities are debt securities: the Pennsylvania Issuers] with the terms thereof and the consummation of the transactions contemplated by this Agreement and the Terms Agreement will not result in any violation of any Pennsylvania statute or any published judgment, order or decree issued by a Pennsylvania court binding on such Pennsyvania Issuers and of which such counsel has knowledge, any published rule or regulation of any Pennsylvania governmental agency or any other Pennsylvania body having jurisdiction over the Company [If the Offered Securities are debt securities: the Pennsylvania Issuers] or any of its properties or assets, and no consent, approval, authorization or order of, or filings or registration with, any such governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of this Agreement and the Terms Agreement, the issuance, authentication, sale and delivery of the Offered Securities and compliance by the Company [If the Offered Securities are debt securities: the Pennsylvania Issuers] with the terms thereof and the consummation of the transactions contemplated by this Agreement and the Terms Agreement, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to the closing of any such sale, and (ii) as may be required to be obtained or made under the Act and applicable state securities laws;

               (iv) To such counsel's knowledge, there are no pending or overtly threatened actions or suits or judicial, arbitral, administrative or other proceedings within the Commonwealth of Pennsylvania to which the Company [If the Offered Securities are debt securities: the Pennsylvania Issuers], is a party or of which any property or assets of the Company [If the Offered Securities are debt securities: the Pennsylvania Issuers] is the subject which (i) singularly or in the aggregate if determined adversely, to the Company [If the Offered Securities are debt securities: the Pennsylvania Issuers], could reasonably be expected to have a Material Adverse Effect, or (ii) questions the validity or enforceability of this Agreement or the Terms Agreement or any action taken or be taken pursuant thereto.

          The opinion of such counsel may be limited to the laws of the State of Pennsylvania and the Federal laws of the United States.

          (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of the Terms Agreement and also at the Time of Delivery, BDO Seidman, LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

          (g) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus;

          (h) On or after the date of the Terms Agreement (i) no downgrading shall have occurred in the rating accorded the Issuers' debt securities or the Company's preferred stock by any nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuers' debt securities or the Company's preferred stock;

          (i) On or after the date of the Terms Agreement there shall not have occurred any of the following: (i) a material suspension or material limitation in trading in securities generally on the NYSE or on NASDAQ;
(ii) a material suspension or material limitation in trading in the Company's securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus;

          (j) If the Offered Securities are common stock: At the Time of Delivery the New York Stock Exchange shall have approved the Offered Securities to be sold by the Company for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution;

          (k) If the Offered Securities are common stock: The Company has obtained and delivered to the Underwriters executed copies of an agreement from the persons identified in a schedule to the Terms Agreement to the effect set forth in Subsection 3(f) hereof in form and substance satisfactory to the Representatives;

          (l) The Company shall have complied with the provisions of
Section 3(c) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of the Terms Agreement; and

          (m) The Company, or, in the case of Offered Debt Securities, the Issuers, shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company, or, in the case of Offered Debt Securities, the Issuers, satisfactory to the Representatives as to (i) the accuracy of the representations and warranties of the Company, or, in the case of Offered Debt Securities, the Issuers, herein at and as of such Time of Delivery,
(ii) the performance in all material respects by the Company, or, in the case of Offered Debt Securities, the Issuers, of all of its or their obligations hereunder and under the Terms Agreement to be performed at or prior to such Time of Delivery, (iii) the absence of untrue statements of material facts or omissions of material facts required to be stated or necessary to make statements not misleading in the Registration Statement and the Prospectus, (iv) absence of events since the Effective Date which should be set forth in a supplement or amendment to the Registration Statement and the Prospectus, and (v) such other matters as the Underwriter may reasonably request and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and
(h) of this Section and as to such other matters as the Representatives may reasonably request.

          6. Indemnifications.

          (a) The Company, or, in the case of Offered Debt Securities, the Issuers, jointly and severally, will indemnify and hold harmless each Underwriter, their respective officers and employees and each person, if any, who controls any Underwriter within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon: any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or the omission or alleged omission to state in the Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim damage, liability or action as such expenses are incurred; provided, however, that the Company, or, in the case of Offered Debt Securities, the Issuers, shall not be liable in any such case to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company, or, in the case of Offered Debt Securities, the Issuers, by any Representatives by or on behalf of any Underwriter specifically for inclusion therein; provided further that the Company, or, in the case of Offered Debt Securities, the Issuers, shall not be liable to any Underwriter under the indemnity agreement in this paragraph 6(a) with respect to the Prospectus to the extent that any such loss, claim, damage or liability of such Underwriters results from the fact that such Underwriter sold Offered Securities to a person as to whom there was not sent or given, at or prior to written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if the Company, or, in the case of Offered Debt Securities, the Issuers, had previously furnished copies thereof in the quantity requested and in a timely manner in accordance with Section 3(c) hereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Registration Statement and corrected in the Prospectus as amended or supplemented.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, or, in the case of Offered Debt Securities, the Issuers, its or their officers who sign the Registration Statement, each of its or their directors (including any person who, with his or her consent, is named in the Registration Statement or the Prospectus as about to become a director of the Company, or, in the case of Offered Debt Securities, the Issuers), and each person, if any, who controls the Company, or, in the case of Offered Debt Securities, the Issuers, within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, or, in the case of Offered Debt Securities, the Issuers, or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company, or, in the case of Offered Debt Securities, the Issuers, through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, or, in the case of Offered Debt Securities, the Issuers, and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, or, in the case of Offered Debt Securities, the Issuers, or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, or, in the case of Offered Debt Securities, the Issuers, or any such director, officer, employee or controlling person.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this section except to the extent it has been materially prejudiced by such failure, and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party other wise than under such subsection. In case any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses, subsequently incurred by the indemnified party, in connection with the defense thereof; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have in good faith reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred; provided further that in no event shall the foregoing proviso require the indemnifying party to bear the fees and expenses of more than one separate counsel, in addition to local counsel, for each of the following classes of parties hereto: (i) the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 6 and (ii) the Company and its subsidiaries, or, in the case of Offered Debt Securities, the Issuers. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent provided in this Section 6.

          (d) If the indemnification provided for in this Section 6 shall for any reason be unavail-able to or insufficient (other than by reason of the exceptions provided therein) to hold harmless an indemnified party under subsection (a) or (b) above in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by each party to the Terms Agreement from the offering of the Offered Securities or
(ii) if the allocation provided by the clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each party to the Terms Agreement with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, or, in the case of Offered Debt Securities, the Issuers, and the Underwriters with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Company, or, in the case of Offered Debt Securities, the Issuers, and the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Securities purchased under the Terms Agreement as set forth in the table on the cover page of the Prospectus, bear to the sum of the total proceeds from the sale of the Offered Securities (before deducting expenses) in the offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or, in the case of Offered Debt Securities, the Issuers, or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, or, in the case of Offered Debt Securities, the Issuers, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability or action in respect thereof, referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public was offered to the public, exceeds the amount of any damages which such Underwriter, as the case may be, has otherwise been required to pay or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) As used herein, the phrase "actual knowledge" means, with respect to any natural person, the actual knowledge of such person and, with respect to any other person, the actual knowledge of any natural person exercising control (whether by ownership or management) over such person, and shall not imply any duty to investigate or be deemed to include any knowledge that might have become actually known following investigation. The phrase "actually known" shall have a correlative meaning.

          (f) The obligations of the Company, or, in the case of Offered Debt Securities, the Issuers, under this Section 6 shall be in addition to any liability which the Company, or, in the case of Offered Debt Securities, the Issuers, may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, or, in the case of Offered Debt Securities, of the Issuers, (including any person who, with his or her consent, is named in the Registration Statement or the Prospectus as about to become a director of the Company or, in the case of Offered Debt Securities, the Issuers), and to each person, if any, who controls the Company, or, in the case of Offered Debt Securities, the Issuers, within the meaning of the Act.

          7. Defaulting Underwriters.

          (a) If any Underwriter shall default in its obligation to purchase the Offered Securities which it has agreed to purchase under the Terms Agreement, at the Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Offered Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Offered Securities, then the Company, or, in the case of Offered Debt Securities, the Issuers, shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Offered Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company, or, in the case of Offered Debt Securities, the Issuers, that they have so arranged for the purchase of such Offered Securities, or the Company notifies, or, in the case of Offered Debt Securities, the Issuers notify, the Representatives that it has or they have so arranged for the purchase of such Offered Securities, the Representatives or the Company, or, in the case of Offered Debt Securities, the Issuers, shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees, or, in the case of Offered Debt Securities, the Issuers agree, to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Offered Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company, or, in the case of Offered Debt Securities, the Issuers, as provided in subsection (a) above, the aggregate number of such Offered Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount or gross proceeds, as applicable, of all the Offered Securities to be purchased at such Time of Delivery, then the Company, or, in the case of Offered Debt Securities, the Issuers, shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Securities which such Underwriter agreed to purchase under the Terms Agreement at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Offered Securities which such Underwriter agreed to purchase under the Terms Agreement) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company, or, in the case of Offered Debt Securities, the Issuers, as provided in subsection (a) above, the aggregate principal amount or gross proceeds, as applicable, of Offered Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount or gross proceeds, as applicable, of all the Offered Securities, or if the Company, or, in the case of Offered Debt Securities, the Issuers, shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Offered Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, or, in the case of Offered Debt Securities, the Issuers, except for the expenses to be borne by the Company, or, in the case of Offered Debt Securities, the Issuers, and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          8. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, or, in the case of Offered Debt Securities, the Issuers, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement and the Terms Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, or, in the case of Offered Debt Securities, the Issuers, or any officer or director or controlling person of the Company, or, in the case of Offered Debt Securities, the Issuers, and shall survive delivery of and payment for the Offered Securities.

          9. Reimbursement of Underwriting Expenses. If this Agreement shall be terminated pursuant to Section 7 hereof, neither the Company, or, in the case of Offered Debt Securities, the Issuers, shall then be under any liability to any Underwriter except as provided in Sections 5 and 6 hereof; but, if for any other reason, the Offered Securities are not delivered by or on behalf of the Company, or, in the case of Offered Debt Securities, the Issuers, as provided herein, the Company, or, in the case of Offered Debt Securities, the Issuers, will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reason ably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Securities not so delivered, but the Company, or, in the case of Offered Debt Securities, the Issuers, shall then be under no further liability to any Underwriter except as provided in and Sections 5 and 6 hereof.

          10. Notices, etc. In all dealings hereunder and under the Terms Agreement, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by the Lead Underwriter on behalf of the Representatives.

          All statements, requests, notices, and agreements hereunder and under the Terms Agreement shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or fac simile transmission to the Representatives at the address specified in the Terms Agreement; and if to the Company, or, in the case of Offered Debt Securities, to the Issuers, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 6(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or which address will be supplied to the Company, or, in the case of Offered Debt Securities, the Issuers, by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. The Company, or, in the case of Offered Debt Securities, the Issuers, shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by any of the Representatives.

          11. Persons Entitled to Benefit of Agreement. This Agreement and the Terms Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company or, in the case of Offered Debt Securities, the Issuers, to the extent provided in Sections 6 and 8 hereof, the officers and directors of the Company, or, in the case of Offered Debt Securities, the Issuers, and each person who controls the Company, or, in the case of Offered Debt Securities, the Issuers, any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          12. Time of the Essence. Time shall be of the essence of this Agreement and the Terms Agreement. As used herein, the term "business day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading.

          13. Governing Law. This Agreement and the Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of law.

          14. Counterparts. This Agreement and the Terms Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          15. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


                                         Very truly yours,

                                         JONES APPAREL GROUP, INC.,

                                         By:

                                             Name:
                                                  ----------------------------
                                             Title:

                                         JONES APPAREL GROUP HOLDINGS, INC.,

                                         By:

                                             Name:
                                                  ----------------------------
                                             Title:

                                         JONES APPAREL GROUP USA, INC.,

                                         By:

                                             Name:
                                                  ----------------------------
                                             Title:

                                         NINE WEST GROUP INC.,

                                         By:

                                             Name:
                                                  ----------------------------
                                             Title: